EXHIBIT 99.2

Funds from Operations (“FFO”) and Adjusted FFO, which is FFO adjusted to account for cash inflows or outflows associated with the deferred energy accounts, are presented here because NV Energy, Inc. (the “Company”) believes that these measures are useful to investors because the rating agencies use these measures when determining a company’s credit ratings.  The cost of the Company’s debt, the ability of the Company’s subsidiaries to pay dividends to the Company, and other capital and operational costs and expenses are impacted by the Company’s credit ratings.  The Company believes that net income is the most directly comparable GAAP measure to FFO.

Since FFO excludes certain items includable in net income, reliance on the measure has limitations; management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP measures.  FFO is not necessarily an indication of the Company’s cash flow available to fund cash needs.  Additionally, it should not be used as an alternative to net income when evaluating the Company’s financial performance or to cash flow from (used by) operating, investing and financing activities when evaluating the Company’s liquidity or ability to make cash distributions or pay debt service.  The FFO presented by the Company may not be comparable to the FFO presented by other utility companies.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in Thousands)

NV Energy, Inc.
Funds From Operations (FFO)
	Year Ended December 31,
	2010		2009		2008

Net Income	$226,984		$182,936		$208,887

Adjustments to reconcile net income to net cash from operating activities:

Depreciation and amortization	333,059		321,921		260,608
Deferred taxes and deferred investment tax credit	129,231		111,219		52,060
AFUDC(1) (debt and equity)	(51,467)		(44,503)		(67,968)
Gain on sale of asset	(7,575)		-		-
Amortization of other regulatory assets	110,654		101,641		7,453
Deferred rate increase	(8,343)		(95,890)		-
Other, net	(20,666)		(7,755)		93,029
FFO (before deferred energy)	711,877		569,569		554,069
Deferred energy	147,497		306,406		2,717
Adjusted FFO	$859,374		$875,975		$556,786

Long-term debt	$4,924,109		$5,303,357		$5,266,982
Current maturities of long-term debt	355,929		134,474		9,291
Total Debt	$5,280,038		$5,437,831		$5,276,273

Interest expense (net of AFUDC(1) debt)	$333,010		$334,314		$300,857
AFUDC(1) (debt)	23,355		20,229		29,527
Adjusted Interest Expense	$356,365		$354,543		$330,384

Total Debt/FFO	7.42	x	9.55	x	9.52	x
Total Debt/Adjusted FFO	6.14	x	6.21	x	9.48	x
FFO Adjusted Interest Coverage	3.00	x	2.61	x	2.68	x
Adjusted FFO/Adjusted Interest Coverage	3.41	x	3.47	x	2.69	x
Shareholders' Equity	$3,350,818		$3,223,922		$3,131,186
Total Capitalization (including current maturities of long-term debt)	$8,630,856		$8,661,753		$8,407,459
Total Debt/Total Capitalization	61.18%		62.78%		62.76%

(1) Allowance for borrowed funds used during construction or allowance for equity funds used during construction.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

Nevada Power Company
Funds From Operations (FFO)
	Year Ended December 31,
	2010		2009		2008

Net Income	$185,943		$134,284		$151,431

Adjustments to reconcile net income to net cash from operating activities:

Depreciation and amortization	226,252		215,873		171,080
Deferred taxes and deferred investment tax credit	92,859		96,831		45,039
AFUDC(1) (debt and equity)	(46,672)		(38,209)		(45,980)
Amortization of other regulatory assets	74,625		61,758		24,459
Deferred rate increase	(8,343)		(95,890)		-
Other, net	(16,153)		(159)		48,750
FFO (Before Deferred Energy Costs)	508,511		374,488		394,779
Deferred energy	116,230		216,629		4,211
Adjusted FFO	$624,741		$591,117		$398,990

Long-term debt	$3,221,833		$3,535,440		$3,385,106
Current maturities of long-term debt	355,929		119,474		8,691
Total Debt	$3,577,762		$3,654,914		$3,393,797

Interest expense (net of AFUDC(1) debt)	$214,367		$226,252		$186,822
AFUDC(1) (debt)	21,443		17,184		20,063
Adjusted Interest Expense	$235,810		$243,436		$206,885

Total Debt/FFO	7.04	x	9.76	x	8.60	x
Total Debt/Adjusted FFO	5.73	x	6.18	x	8.51	x
FFO Adjusted Interest Coverage	3.16	x	2.54	x	2.91	x
Adjusted FFO/Adjusted Interest Coverage	3.65	x	3.43	x	2.93	x
Shareholder's Equity	$2,761,632		$2,650,039		$2,627,567
Total Capitalization (including current maturities of long-term debt)	$6,339,394		$6,304,953		$6,021,364
Total Debt/Total Capitalization	56.44%		57.97%		56.36%

(1) Allowance for borrowed funds used during construction or allowance for equity funds used during construction.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

Sierra Pacific Power Company
Funds From Operations (FFO)
	Year Ended December 31,
	2010		2009		2008

Net Income	$72,375		$73,085		$90,582

Adjustments to reconcile net income to net cash from operating activities:

Depreciation and amortization	106,807		106,048		89,528
Deferred taxes and deferred investment tax credit	39,220		32,548		24,598
AFUDC(1) (debt and equity)	(4,795)		(6,293)		(21,988)
Gain on sale of asset	(7,575)		-		-
Amortization of other regulatory assets	35,799		39,146		(13,822)
Other, net	(7,929)		(8,778)		36,694
FFO (before deferred energy)	233,902		235,756		205,592
Deferred energy	31,267		89,777		(1,494)
Adjusted FFO	$265,169		$325,533		$204,098

Long-term debt	$1,195,775		$1,282,225		$1,395,987
Current maturities of long-term debt	-		15,000		600
Total Debt	$1,195,775		$1,297,225		$1,396,587

Interest expense (net of AFUDC(1) debt)	$68,514		$69,413		$72,712
AFUDC(1) (debt)	1,912		3,044		9,464
Adjusted Interest Expense	$70,426		$72,457		$82,176

Total Debt/FFO	5.11	x	5.50	x	6.79	x
Total Debt/Adjusted FFO	4.51	x	3.98	x	6.84	x
FFO Adjusted Interest Coverage	4.32	x	4.25	x	3.50	x
Adjusted FFO/Adjusted Interest Coverage	4.77	x	5.49	x	3.48	x
Shareholder's Equity	$973,420		$1,009,258		$877,961
Total Capitalization (including current maturities of long-term debt)	$2,169,195		$2,306,483		$2,274,548
Total Debt/Total Capitalization	55.13%		56.24%		61.40%

(1) Allowance for borrowed funds used during construction or allowance for equity funds used during construction.